Exhibit 99.1

Revance Reports Third Quarter 2021 Financial Results,
Provides Corporate Update
–Q3 revenue for the RHA® Collection of dermal fillers of $18.3 million, with over 2,500 aesthetic accounts across products and services
–Revance plans to request a Type A meeting with the U.S. Food and Drug Administration (FDA) to seek clarity and gain alignment on the requirements for approval for DaxibotulinumtoxinA for Injection for glabellar lines
–Announces positive topline results from the ASPEN-OLS Phase 3 open-label, long-term safety study of DaxibotulinumtoxinA for Injection for the treatment of cervical dystonia
–Conference call and webcast today at 4:30 p.m. ET
NASHVILLE, Tenn., November 9, 2021 - Revance Therapeutics, Inc. (Nasdaq: RVNC), a biotechnology company focused on innovative aesthetic and therapeutic offerings, today reported financial results for the third quarter ended September 30, 2021 and provided a corporate update.
Financial Highlights
•Revenue for the three and nine months ended September 30, 2021 was $19.7 million and $51.8 million compared to $3.8 million and $4.2 million for the same periods in 2020, respectively. The increase was primarily due to increased sales of the RHA® Collection of dermal fillers. Revenue for the third quarter 2021 included $18.3 million of product revenue from sales of the RHA® Collection of dermal fillers, $1.1 million of collaboration revenue and $0.3 million of service revenue from the company’s fintech platform1.
•Selling, general and administrative (SG&A) expenses for the three and nine months ended September 30, 2021 were $52.8 million and $152.4 million compared to $48.2 million and $99.0 million for the same periods in 2020, respectively, presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The increase was primarily due to sales and marketing expenses related to the RHA® Collection of dermal fillers, pre-commercial preparation activities for DaxibotulinumtoxinA for Injection and expenses related to the acquisition of HintMD in 2020. SG&A expenses include depreciation, amortization and stock-based compensation. Excluding these expenses, non-GAAP SG&A expenses were $45.1 million and $128.3 million for the three and nine months ended September 30, 2021, respectively.
•Research and development (R&D) expenses for the three and nine months ended September 30, 2021, were $30.1 million and $86.8 million compared to $29.1 million and $96.0 million for the same periods in 2020, respectively. The change was primarily due to lower costs incurred in connection with clinical trial and regulatory activities, offset by costs related to pre-commercial manufacturing and quality activities, fintech platform development and stock-based compensation. R&D expenses include depreciation, amortization and stock-based compensation. Excluding these expenses, non-GAAP R&D expenses were $25.7 million and $74.1 million for the three and nine months ended September 30, 2021, respectively.
•Total operating expenses for the three and nine months ended September 30, 2021 were $92.5 million and $264.9 million compared to $81.0 million and $199.4 million for the same periods in 2020, respectively. Excluding costs of revenue, depreciation, amortization and stock-based compensation, non-GAAP operating expenses were $70.9 million and $202.4 million for the three and nine months ended September 30, 2021, respectively.
•Net loss for the three and nine months ended September 30, 2021 was $74.4 million and $218.2 million compared to $81.3 million and $203.8 million for the same periods in 2020, respectively.
•Cash, cash equivalents and short-term investments as of September 30, 2021 were $273.7 million.
“While we are very disappointed that the FDA did not approve our Biologics License Application (BLA) for DaxibotulinumtoxinA for Injection for glabellar lines in its present form due to deficiencies related to the onsite inspection of our manufacturing facility, we are committed to addressing the identified issues as soon as possible and remain confident in the approvability of our neuromodulator,” said Mark J. Foley, Chief Executive Officer of Revance. “As part of this, we plan to file a Type A meeting request with the FDA to gain clarity and alignment on the requirements for approval. In the meantime, we remain focused on growing our top line by continuing to drive greater adoption of both the RHA® Collection of dermal fillers and the OPUL™ platform while preserving cash to increase our financial flexibility.”
Foley continued, “I’m pleased with the strong execution of our commercial team and the ongoing growth of our customer base which will enhance our cross-selling ability over time. The third quarter marks the one-year anniversary of the launch of the RHA® Collection and given the challenges of introducing a new product line in the middle of a pandemic, I’m incredibly proud of how our entire organization has performed. With a revenue run-rate of over $70 million as of the third quarter, we believe our prestige strategy is resonating and the RHA® Collection is being well-received. We are also pleased to have recently launched the first Relational Commerce platform in the aesthetics vertical with OPUL™, further demonstrating our commitment to bringing innovative, customer-focused solutions to our practice partners.”
“Given the successful completion of our Phase 3 clinical programs in both glabellar lines and cervical dystonia, along with the completion of Phase 2 clinical trials in upper facial lines and upper limb spasticity, we remain committed to providing patients and physicians the benefit of our long-lasting neuromodulator in aesthetic and therapeutic indications”, concluded Foley.
Corporate Update
•Revance is taking prudent measures to focus on the following strategic priorities: 1) obtaining FDA approval for DaxibotulinumToxinA for Injection in glabellar lines as soon as possible; 2) increasing revenue in the U.S. dermal filler market with the RHA® Collection; and 3) expanding and deepening customer relationships through OPUL™.
•Our current capital allocation is focused on supporting the company’s strategic priorities. In addition, the company is preserving cash to enhance its financial flexibility. Efforts underway to preserve cash include but are not limited to: pausing non-critical hires; deferring the Phase 3 clinical program for upper limb spasticity and other therapeutics pipeline activities; and deferring international regulatory and commercial investment for DaxibotulinumtoxinA for Injection, with the exception of supporting our partnership with Shanghai Fosun Pharmaceutical Industrial Development Co., Ltd.
•In-line with the company’s strategic priorities, Revance announces the promotion of Dustin S. Sjuts, from Chief Commercial Officer, Aesthetics and Therapeutics, to President of Revance. As President, Sjuts will oversee all company operations excluding regulatory, technical operations and general and administrative functions. Sjuts will report to CEO, Mark J. Foley, who will assume direct and personal oversight of the manufacturing and regulatory process related to the BLA for DaxibotulinumtoxinA for Injection.
Third Quarter Highlights and Subsequent Updates
Aesthetics Franchise
•Regulatory update on DaxibotulinumtoxinA for Injection for the treatment of adults with moderate to severe glabellar lines. In a communication received on October 15, the FDA determined it was unable to approve the BLA in its present form due to deficiencies related to the onsite inspection at Revance’s manufacturing facility. No other deficiencies were identified in the CRL. Following the receipt of its CRL, the company received additional information from the FDA, including its Establishment Inspection

Report, and plans to file a Type A meeting request to gain clarity and alignment on the requirements for approval.
•RHA® Collection revenue totaled $57.0 million in the first year of commercial launch, with third quarter 2021 revenue run-rate over $70 million. Third quarter 2021 RHA® Collection revenue totaled $18.3 million, representing a 7.4% increase over second quarter 2021, despite the impact of seasonality. The number of aesthetic accounts across the RHA® Collection and the company’s fintech platform increased from over 2,000 in the second quarter 2021 to over 2,500 in the third quarter 2021.
•Launched OPUL™, the first-of-its-kind Relational Commerce platform for aesthetic practices. In October, Revance launched OPUL™, an end-to-end, cloud-based payment platform designed to cultivate long-term customer relationships and optimize business operations for aesthetic practices. As a registered payment facilitator, OPUL™ participates in the $68 billion annual payment processing opportunity in the U.S. aesthetics market, representing an over $500 million revenue opportunity that includes payment processing and subscription2.
•Fintech payment processing volume run-rate of over $500 million in the third quarter 2021. The company maintained its payment processing volume run-rate in the third quarter over the prior quarter despite traditional seasonality headwinds.
Therapeutics Franchise
•Today announced positive topline results from the ASPEN-OLS Phase 3 study of DaxibotulinumtoxinA for Injection for the treatment of adults with cervical dystonia. ASPEN-OLS is a Phase 3, open-label, multi-center trial to evaluate the long-term safety of repeat treatments of DaxibotulinumtoxinA for Injection in adults with cervical dystonia. Subjects could receive up to four treatments over a 52-week period. Doses evaluated included 125U, 200U, 250U and 300U. The study enrolled a total of 357 subjects at 64 sites in the U.S., Canada and Europe.
The study showed that DaxibotulinumToxinA for Injection was generally safe and well tolerated, which was consistent with the results from the ASPEN-1 pivotal study. The most common treatment-related adverse events were muscular weakness (4.9% of treatments), dysphagia (4.2% of treatments) and injection site pain (2.7% of treatments). There were no serious treatment-related adverse events or dose-dependent increases in adverse events. Further, the data supports the efficacy results and the duration profile that were observed in the ASPEN-1 pivotal study. The median duration of effect, defined by the time to reach Target Toronto Western Spasmodic Torticollis Rating Scale (TWSTRS) Score, ranged from 19.9 weeks to 26.0 weeks across doses within the evaluable treatment cycles, which was also consistent with the long duration profile observed in the JUNIPER Phase 2 study in upper limb spasticity and the Phase 3 SAKURA study in glabellar lines.
The ASPEN Phase 3 clinical program is the company's second successfully completed Phase 3 program that demonstrated DaxibotulinumtoxinA for Injection’s extended duration profile, and that it was generally safe and effective, across two different treatment categories in aesthetics and therapeutics.
•End-of-Phase 2 meeting completed with the FDA for DaxibotulinumtoxinA for Injection for the treatment of adults with upper limb spasticity. In October, the company concluded its end-of-Phase 2 meeting with the FDA, which informed the study design for its JUNIPER Phase 3 program in upper limb spasticity.
2021 Financial Outlook
Due to the CRL received by the company from the FDA, Revance is withdrawing its previously announced cash guidance, which stated that the company’s current cash, cash equivalents and short-term investments, allowed the company to be funded into 2024. The prior guidance included the assumption of FDA approval of DaxibotulinumtoxinA for Injection in glabellar lines in 2021. The company expects to provide an updated cash guidance and its GAAP and Non-GAAP operating expense guidance for 2022 following its Type A meeting with the FDA.
Conference Call
Revance will host a corresponding conference call and a live webcast at 1:30 p.m. PT / 4:30 p.m. ET on November 9, 2021 to discuss the results and provide a business and pipeline update. Individuals interested in listening to the conference call may do so by dialing (855) 453-3827 for domestic callers, or (484) 756-4301 for international callers and reference conference ID: 7584591; or from the webcast link in the investor relations section of the company's website at: www.revance.com.
A replay of the call will be available beginning November 9, 2021, at 4:30 p.m. PT / 7:30 p.m. ET to November 10, 2021 at 4:30 p.m. PT / 7:30 p.m. ET. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference conference ID: 7584591. The webcast will be available in the investor relations section on the company's website for 30 days following the completion of the call.
1. Fintech platform refers to OPUL™ and the company’s legacy HintMD Platform. The company is in the process of migrating existing HintMD customers to the OPUL™ platform.
2.Based on internal research conducted by Medical Insight, Inc. in 2021, data on file, IBIS, ISAPS, AmSpa.

About Revance
Revance is a biotechnology company focused on innovative aesthetic and therapeutic offerings, including its next-generation neuromodulator product, DaxibotulinumtoxinA for Injection. DaxibotulinumtoxinA for Injection combines a proprietary stabilizing peptide excipient with a highly purified botulinum toxin that does not contain human or animal-based components. Revance has successfully completed a Phase 3 program for DaxibotulinumtoxinA for Injection in glabellar (frown) lines and is pursuing U.S. regulatory approval. Revance is also evaluating DaxibotulinumtoxinA for Injection in the full upper face, including glabellar lines, forehead lines and crow's feet, as well as in two therapeutic indications - cervical dystonia and adult upper limb spasticity. To accompany DaxibotulinumtoxinA for Injection, Revance owns a unique portfolio of premium products and services for U.S. aesthetics practices, including the exclusive U.S. distribution rights to the RHA® Collection of dermal fillers, the first and only range of FDA-approved fillers for correction of dynamic facial wrinkles and folds, and the OPUL™ Relational Commerce Platform. Revance has also partnered with Viatris (formerly Mylan N.V.) to develop a biosimilar to BOTOX®, which would compete in the existing short-acting neuromodulator marketplace. Revance is dedicated to making a difference by transforming patient experiences. For more information or to join our team visit us at www.revance.com.
“Revance Therapeutics” and the Revance logo are registered trademarks of Revance Therapeutics, Inc.
Resilient Hyaluronic Acid® and RHA® are trademarks of TEOXANE SA.
BOTOX® is a registered trademark of Allergan, Inc.
Forward Looking Statements
Any statements in this press release that are not statements of historical fact, including statements related to our financial outlook, milestone expectations, future expenses, future revenue, expected cash runway, cash preservation plans, run-rate and financial performance; our ability to address deficiencies identified by the FDA and obtain regulatory approval of DaxibotulinumtoxinA for Injection in glabellar lines; our ability to obtain, and the timing relating to regulatory approval and meetings with respect to our drug product candidates, including the Type A meeting with the FDA; the rate and degree of commercial acceptance, opportunity and growth potential of Teoxane’s RHA® Collection of dermal fillers, OPUL™, and our product candidates, if approved; the process and timing of, and ability to complete, the current and anticipated future clinical development of our product candidates; our strategic priorities; the initiation, design, enrollment, submission, timing and results of our clinical studies; the safety and potential of DaxibotulinumtoxinA for Injection for the treatment of cervical dystonia; the safety, efficacy and duration of DaxibotulinumtoxinA for Injection; the design for the JUNIPER Phase 3 program; development of a biosimilar to BOTOX® with our partner, Viatris; our business strategy, timeline and other goals, plans and prospects, including our commercialization plans; the potential benefits of our drug product candidates and our technologies, including DaxibotulinumtoxinA for Injection, the RHA®

Collection of dermal fillers and the fintech platform; the market, competition, size and growth potential of OPUL™, the RHA® Collection of dermal fillers and our dug product candidates, if approved, and with respect to the aesthetics market; and management responsibilities, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, events, circumstances or achievements reflected in the forward-looking statements will ever be achieved or occur.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties relate, but are not limited to: the results, timing, costs, and completion of our research and development activities and regulatory approvals, including our ability to obtain a Type A meeting with the FDA, remediate deficiencies identified by the FDA, obtain FDA approval of the BLA for DaxibotulinumtoxinA for Injection for the treatment of glabellar lines, including as a result of observations made by the FDA during the site inspection or other reasons; the timing of capital expenditures; the impact of the COVID-19 pandemic on our manufacturing operations, supply chain, end user demand for our products and services, the aesthetics market, commercialization efforts, business operations, regulatory meetings and approvals, clinical trials and other aspects of our business and on the market; our ability and the ability of our partners to manufacture supplies for our product candidates and to acquire supplies of the RHA® Collection of dermal fillers; the uncertain clinical development process, including the risk that the topline results from the ASPEN-OLS and JUNIPER upper limb spasticity trial are based on our preliminary analysis of key safety and/or efficacy data, the fact that such data may change following a more comprehensive review and such data may not accurately reflect the complete results of the trial, and the FDA may not agree with our interpretation of such results; the risk that clinical trials may not have an effective design or generate positive results or that positive results would assure regulatory approval or commercial success; the applicability of clinical study results to actual outcomes; the rate and degree of economic benefit, safety, efficacy, commercial acceptance, market, competition and/or size and growth potential of the RHA® Collection of dermal fillers, OPUL™ and our drug product candidates, if approved; our ability to continue to successfully commercialize the RHA® Collection of dermal fillers and OPUL™ and our ability to successfully commercialize DaxibotulinumtoxinA for Injection, if approved, and the timing and cost of commercialization activities; the proper training and administration of our products by physicians and medical staff; our ability to expand sales and marketing capabilities; the status of commercial collaborations; changes in and failures to comply with privacy and data protection laws; our ability to effectively manage our expanded operations in connection with the acquisition of Hint, Inc; the profitability of and our ability to scale OPUL™, our ability to transfer practices from HintMD to OPUL™, the features and functionalities and benefits to practices and patients of OPUL™; interruptions or performance problems associated with HintMD or OPUL™; our ability to obtain funding for our operations; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; the accuracy of our estimates regarding expenses, future revenues, capital requirements, our financial performance and the economics of DaxibotulinumtoxinA for Injection, the RHA® Collection of dermal fillers and OPUL™; the cost and our ability to defend ourselves in product liability, intellectual property, class action or other lawsuits; the volatility of our stock price; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in our periodic filings with the Securities and Exchange Commission (SEC), including factors described in the section entitled "Risks Factors" on our Form 10-K filed with the SEC on February 25, 2021 and including, without limitation, our Form 10-Q for the quarter ended September 30, 2021, expected to be filed with the SEC on November 9, 2021. The forward-looking statements in this press release speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.
Use of Non-GAAP Financial Measures
Revance has presented certain non-GAAP financial measures in this release. This release and the reconciliation tables included herein include non-GAAP selling, general and administrative expenses, which excludes depreciation, amortization and stock-based compensation; non-GAAP R&D expense, which excludes depreciation, amortization and non-cash stock-based compensation; and total non-GAAP operating expense, which excludes costs of revenue, depreciation, amortization and stock-based compensation. Revance excludes costs of revenue, depreciation, amortization and stock-based compensation because management believes the exclusion of these items is helpful to investors to evaluate Revance's recurring operational performance. Revance management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.
Certain non-GAAP measures included in this report were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items include costs of revenue, depreciation, amortization, and stock-based compensation. The unavailable information could have a significant impact on the company’s GAAP financial results.

Investors
Revance Therapeutics, Inc.:
Jessica Serra, 626-589-1007
Jessica.serra@revance.com
or
Gilmartin Group, LLC.:
Laurence Watts, 619-916-7620
laurence@gilmartinir.com

Media
Revance Therapeutics, Inc.:
Sara Fahy, 949-887-4476
sfahy@revance.com
or
General Media:
Goodfuse:
Jenifer Slaw, 347-971-0906
jenifer.slaw@Goodfuse.com

Source: Revance Therapeutics, Inc.

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	September 30,	December 31,
	2021	2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$127,177	$333,558
Short-term investments	146,504	102,947
Accounts receivable, net	1,658	1,829
Inventories	10,192	5,876
Prepaid expenses and other current assets	8,352	5,793
Total current assets	293,883	450,003
Property and equipment, net	22,029	17,499
Goodwill	146,964	146,964
Intangible assets, net	59,491	71,343
Operating lease right of use assets	45,533	29,632
Restricted cash	5,057	3,445
Other non-current assets	8,871	1,334
TOTAL ASSETS	$581,828	$720,220
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$8,038	$12,657
Accruals and other current liabilities	38,887	32,938
Deferred revenue, current	10,941	7,851
Operating lease liabilities, current	4,829	4,437
Derivative liability	3,179	3,081
Total current liabilities	65,874	60,964
Convertible senior notes	280,319	180,526
Deferred revenue, non-current	73,757	77,294
Operating lease liabilities, non-current	40,466	27,146
Other non-current liabilities	1,250	—
TOTAL LIABILITIES	461,666	345,930
STOCKHOLDERS’ EQUITY
Convertible preferred stock, par value $0.001 per share — 5,000,000 shares authorized, and no shares issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Common stock, par value $0.001 per share — 190,000,000 and 95,000,000 shares authorized as of September 30, 2021 and December 31, 2020, respectively; 71,838,777 and 69,178,666 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	72	69
Additional paid-in capital	1,454,947	1,500,514
Accumulated other comprehensive loss	(3)	—
Accumulated deficit	(1,334,854)	(1,126,293)
TOTAL STOCKHOLDERS’ EQUITY	120,162	374,290
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$581,828	$720,220

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
Product revenue	$18,296	$2,819	$46,982	$2,868
Collaboration revenue	1,129	808	4,034	1,116
Service revenue	320	208	832	208
Total revenue	19,745	3,835	51,848	4,192
Operating expenses:
Cost of product revenue (exclusive of amortization)	5,827	1,081	15,453	1,102
Cost of service revenue (exclusive of amortization)	59	4	76	4
Selling, general and administrative	52,782	48,183	152,385	99,013
Research and development	30,095	29,130	86,787	96,027
Amortization	3,705	2,565	10,219	3,239
Total operating expenses	92,468	80,963	264,920	199,385
Loss from operations	(72,723)	(77,128)	(213,072)	(195,193)
Interest income	84	413	266	2,868
Interest expense	(1,571)	(4,334)	(4,700)	(10,738)
Changes in fair value of derivative liability	(20)	(62)	(98)	(211)
Other expense, net	(146)	(146)	(608)	(406)
Loss before income taxes	(74,376)	(81,257)	(218,212)	(203,680)
Income tax provision	—	—	—	(100)
Net loss	(74,376)	(81,257)	(218,212)	(203,780)
Unrealized loss and adjustment on securities included in net loss	(1)	(117)	(3)	(3)
Comprehensive loss	$(74,377)	$(81,374)	$(218,215)	$(203,783)
Basic and diluted net loss	$(74,376)	$(81,257)	$(218,212)	$(203,780)
Basic and diluted net loss per share	$(1.10)	$(1.34)	$(3.24)	$(3.62)
Basic and diluted weighted-average number of shares used in computing net loss per share	67,782,033	60,526,740	67,297,954	56,233,093

REVANCE THERAPEUTICS, INC.
Reconciliation of GAAP SG&A Expense to Non-GAAP SG&A Expense
(In thousands)
(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2021
SG&A expense:
GAAP SG&A expense	$52,782	$152,385
Adjustments:
Stock-based compensation	(6,624)	(21,193)
Depreciation and amortization	(1,012)	(2,863)
Non-GAAP SG&A expense	$45,146	$128,329

REVANCE THERAPEUTICS, INC.
Reconciliation of GAAP R&D Expense to Non-GAAP R&D Expense
(In thousands)
(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2021
R&D expense:
GAAP R&D expense	$30,095	$86,787
Adjustments:
Stock-based compensation	(3,914)	(11,320)
Depreciation and amortization	(433)	(1,352)
Non-GAAP R&D expense	$25,748	$74,115

REVANCE THERAPEUTICS, INC.
Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
(In thousands)
(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2021
Operating expense:
GAAP operating expense	$92,468	$264,920
Adjustments:
Stock-based compensation	(10,538)	(32,513)
Depreciation and amortization	(5,150)	(14,434)
Costs of revenue (exclusive of amortization)	(5,886)	(15,529)
Non-GAAP operating expense	$70,894	$202,444